Titan Global Announces Completion of Ready Mobile Acquisition

Regional Sprint MVNO Targeting Nationwide Retailers Doubles Company’s Customer Base and
Significantly Expands Sales Force

Richardson, Texas (Business Wire)- Titan Global Holdings, Inc. (OTCBB:TTGL), a high-growth diversified holding company, announced today that Titan Wireless RM, a subsidiary of Titan Global Holdings, Inc., has completed its purchase of the assets of Ready Mobile, LLC, www.readymobile.com, a national Sprint Mobile Virtual Network Operator (MVNO) generating $12 million in annual revenues with more than 23,000 subscribers and a retail network reaching 5,000 locations.

Ready Mobile currently operates under two brand-name products, Ready Mobile PCS and Mojo Mobile. Titan's expanded wireless operations will leverage Ready Mobile's expansive distribution center in Cedar Rapids, Iowa. Additionally, Ready Mobile's proven leadership team will lead Titan's newly combined wireless division.

"Titan's wireless division has effectively doubled its customer base with the execution of the Ready Mobile acquisition," said Kurt Jensen, President and Chief Executive Officer of Titan's Communications Division. "Our existing retail footprint will bolster Ready Mobile's retail sales channel."

Titan expects to achieve additional synergies and cost savings by leveraging Ready Mobile's distribution strength. By combining Oblio's trusted long distance brands with Ready Mobile's distribution strength the Company anticipates creating a leading portfolio of prepaid communications products for our distribution partners.

"The entire Ready Mobile management team is excited to become part of Titan," said Dennis Henderson, President of Titan Wireless, formerly President of Ready Mobile. "We believe the combined distribution channels and breadth of brand offerings will result in rapid growth of market share for our newly combined wireless company."

This acquisition is consistent with Titan's stated strategic plan to opportunistically acquire and roll-up competitive MVNOs. Titan has and will target and pursue other MVNO's throughout 2007 for similarly structured acquisitions.

"We are committed to growing our subsidiaries through organic efforts and the efficient deployment of capital to acquire assets that strengthen our market position," said Bryan Chance, President and Chief Executive Officer of Titan Global Holdings. "The acquisition of Ready Mobile places our Titan Wireless subsidiary in a market leadership position in the dynamic prepaid wireless telecommunications market. Furthermore, we gain the tremendous leadership and experience of Dennis Henderson and his management team. We look forward to continuing to strengthen our balance sheet and, in turn, investing capital efficiently creating tremendous shareholder value from our subsidiaries."

About Titan Global Holdings

Titan Global Holdings, Inc. ("Titan") (OTCBB:TTGL - News) is a high-growth diversified holding company with a dynamic portfolio of companies engaged in emerging telecommunications markets and advanced technologies. In its last fiscal year Titan generated in excess of $109 million in revenues on a consolidated basis.

Titan's Oblio Telecom Inc. ("Oblio") telecommunications subsidiary, based in Richardson, Texas, is a market leader in prepaid telecommunications products and the second largest publicly-owned international telecommunications company focused on the prepaid space. Oblio leverages strategic agreements with Tier 1 telecommunications leaders Sprint and Level3 to supply its brand-name prepaid calling cards. Annually Oblio sells an estimated 35 million of its brand-name prepaid calling cards through its established distribution channels estimated at more than 60,000 retail outlets.

Titan Wireless, Inc. ("T Wireless") is Titan's wireless subsidiary and is a mobile virtual network operator ("MVNO"). T Wireless sells its MVNO prepaid wireless products and wireless services through Oblio's established distribution channels. Titan's Electronics and Homeland Security division specializes in advanced manufacturing processes to provide commercial production runs and quick-turn delivery of printed circuit board prototypes for high-margin markets including Homeland Security and high-tech clients.

For more information, please visit: www.titanglobalholdings.com. For investor-specific information and resources, visit http://www.trilogy-capital.com/tcp/titan/ or http://www.b2i.us/irpass.asp?BzID=1314&to=ea&s=0. To view current stock quotes and news, visit http://www.trilogy-capital.com/tcp/titan/quote.html. To view an investor fact sheet about the company, visit http://www.trilogy-capital.com/tcp/titan/factsheet.html.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TTGL could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

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